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                                                                       EXHIBIT 5

                           THOMAS J. CRAFT, JR., ESQ.
                          11000 PROSPERITY FARMS ROAD
                          PALM BEACH GARDENS, FL 33410
                                 (561) 691-1998


                                 October 7, 1997

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


     Re:   American Diversified Group, Inc.
           Post-Effective Amendment No. 2 to
           Registration Statement on Form S-8

Gentlemen:

     I have been requested by American Diversified Group, Inc. (the "Registrant") to furnish an opinion as to matters hereinafter set forth in connection with the post-effective amendment no. 1 to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the " Act"), covering a total of 31,000,000 shares of common stock, which shares are being issued for services to the Company by its consultants, officer- directors, and the undersigned.

     In connection with this opinion, I have reviewed the filings of the Registrant incorporated by reference in this post-effective amendment no. 2 to the registration statement, and have determined that the Registrant is current in its reporting requirements under the Securities Exchange Act or 1934. I have further determined that the shares have been legally issued, and are fully paid and non-assessable shares of the Registrant. Further, the Registrant has duly authorized the issuance of the shares and the filing of this post-effective amendment no. 2 to the registration statement on Form S-8 under the Act.

     I hereby consent to the inclusion of this opinion in the post-effective amendment no. 2 to the registration statement on Form S-8 being duly filed with the Securities and Exchange Commission.


                                     Very truly yours,


                                     /s/ Thomas J. Craft, Esq.
                                     -------------------------
                                     Thomas J. Craft